Exhibit 21.1

SUBSIDIARIES OF TRINET GROUP, INC.

Company Name	DBA/AKA	Incorporation Jurisdiction

TriNet Group, Inc.	TriNet	Delaware

TriNet HR Corporation	TriNet	California

TriNet HR II, Inc.	TriNet	Delaware

TriNet HR V, Inc.	TriNet	Delaware

TriNet Employer Group Canada, Inc.	TriNet	Ontario

TriNet Insurance Services, Inc.		California

TriNet Employee Benefit Insurance Trust		a Grantor Trust

Archimedes Risk Solutions, Ltd.		Bermuda

Gevity Insurance Agency, Inc.		Delaware

App7, Inc.	ExpenseCloud	Delaware

210 Park Avenue Holding, Inc.		Oklahoma

Accord Human Resources, Inc.	Accord	Oklahoma

Accord Human Resources 2, Inc.	Accord Human Resources of Florida II, Inc.	Florida

Accord Human Resources 8, Inc.	Accord Human Resources of Georgia, Inc.	Oklahoma

Accord Human Resources 10, Inc.		Florida
Accord Human Resources of California, Inc.	Accord Human Resources 11, Inc.	California

Accord Human Resources 12, Inc.	Accord Human Resources of Florida, Inc.	Florida

Accord Human Resources 13, Inc.	Accord Human Resources of New York II, Inc.	New York

Accord Human Resources 14, Inc.	Accord Human Resources of New York, Inc.	New York
Accord Human Resources of California II, Inc.	Accord Human Resources 15, Inc.	California

Accord Human Resources 16, Inc.	Accord Human Resources of Texas, Inc.	Texas

Accord Human Resources 17, Inc.	Accord Human Resources of Colorado, Inc.	Colorado
Accord Human Resources 18, Inc.	Accord Human Resources of New York III, Inc.	New York

Accord Human Resources 19, Inc.	Accord Personnel Services, Inc.	Florida

Accord Human Resources 20, Inc.	CEO, Inc.	Indiana

Company Name	DBA/AKA	Incorporation Jurisdiction

Accord Technology, LLC		Oklahoma

Mosaic By Accord, LLC		Oklahoma

SOI Holdings, Inc.		Delaware

Strategic Outsourcing, Inc.	SOI	Delaware

SOI, Inc.		Delaware

Amlease Corporation		Delaware

Summit Services, Inc.		New Jersey

Summit Services of Georgia, Inc.		Georgia

Amlease of PA, Inc.		Pennsylvania

SOI-15 of NC, Inc.		North Carolina

SOI-17 of TN, Inc.		Tennessee

SOI-23 of FL, Inc.		Florida

SOI-24 of AR, Inc.		Arkansas

Real Solutions, Inc.		Arizona

SOI-27 of CA, Inc.		California

SOI-28 of TX, Inc.		Texas

SOI-29 of AR, Inc.		Arkansas

SOI-30 of TX, Inc.		Texas

SOI-31 of AR, Inc.		Arkansas

FLSUB-34, Inc.		Florida

ALSUB-35, Inc.		Alabama

ALSUB-36, Inc.		Alabama

FLSUB-37, Inc.		Florida

FLSUB-38, Inc.		Florida

FLSUB-43, Inc.		Florida

FLSUB-44, Inc.		Florida

Strategic Outsourced HR, Inc.		Indiana

Star Outsourcing, Inc.		Arizona

Company Name	DBA/AKA	Incorporation Jurisdiction

AZSUB-51, Inc.		Arizona

NYSUB-54, Inc.		New York

NYSUB-55, Inc.		New York

SOI-59 of TX, Inc.		Texas

FLSUB-62, Inc.		Florida

TXSUB-64, Inc.		Texas

FLSUB-65, Inc.		Florida

Route 66 HR Outsourcing, Inc.		California

FLSUB-67, Inc.		Florida

Mayberry HR Outsourcing, Inc.		North Carolina

Rocky Top HR Outsourcing, Inc.		Tennessee

HR Complete, Inc.		Delaware

ASOI, Inc.		Delaware

FLSUB-72, Inc.		Delaware

FLSUB-73, Inc.		Delaware

FLSUB-74, Inc.		Delaware

FLSUB-75, Inc.		Delaware

FLSUB-76, Inc.		Delaware

Affiliated Risk Management, Inc.		North Carolina

Ambrose Employer Group, LLC	Ambrose	New York

Ambrose Employer Group (USA), LLC	Ambrose	New York

Ambrose Advisory Services, LLC		New York